UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 3, 2011

HYPERTENSION DIAGNOSTICS, INC

(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2915 Waters Road, Suite 108 Eagan, Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 651-687-9999

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 9.01 EXHIBIT – PROMISSORY NOTE

SIGNATURE

Item 1.01                      Item 1.01 Entry into a Material Definitive Agreement.

On May 3 2011, Hypertension Diagnostics, Inc. (“HDI” or the “Company”) entered into a promissory note agreement with Minot 123, LLC, a North Dakota limited liability company (“Minot”), under which HDI loaned Minot $125,000 toward the purchase of an office building  located at 123 1st Street, Minot, North Dakota (the “M Building”).  Kenneth W. Brimmer, one of the three principals of Minot, is also a member of the board of directors of HDI.

Minot is acquiring the M Building for an aggregate purchase price of $400,000 comprised of $200,000 in cash and $200,000 obtained through a seller-financed secured loan and associated first mortgage on the M Building.

Under the terms of the promissory note agreement (“Note”), Minot will use its best efforts to make M Building operational and rentable, as determined by the board of HDI, by the end of 45 calendar days from the date of the Note.  If the M Building is not operational and rentable within 45 calendar days, then Minot will repay the Note 90 days from the date of such determination. The obligation to repay the Note shall be secured by a second mortgage on M Building which shall be second only to the first mortgage held by the seller of  M Building to Minot.

To the extent that HDI determines that M Building is operational and rentable, then the Note will be forgiven and HDI, through a stock purchase, will acquire 100% of Minot from its current shareholders (the “Minot Stock Purchase”).  Upon closing of the Minot Stock Purchase,  HDI will make a payment of $100,000 to the principal of Minot who loaned such amount to Minot to complete the closing of the M Building transaction.  The terms and conditions of the Minot Stock Purchase Agreement are being negotiated.

Item 9.01              Exhibit.

(c)   Exhibits.

Exhibit                       Description
10.1                            Material Contract – Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.

	By:	/s/ Mark N. Schwartz
Its Chairman of the Board
Dated: May 9, 2011		and Chief Executive Officer